SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CURTISS-WRIGHT CORP

                    GAMCO INVESTORS, INC.
                                10/12/00              200-           45.5000
                                10/04/00              900-           49.2500
                                 9/28/00            2,000            46.8750
                                 9/27/00            1,500            46.9167
                                 9/20/00              500            46.1250
                                 9/14/00            4,000-           47.0000
                                 9/13/00            3,000            46.5833
                                 9/12/00              500            45.1250
                                 9/11/00              500            45.2500
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.